                          EXHIBIT 4.1.2
                        ROYALTY AGREEMENT

    This Royalty Agreement (this "Agreement") is made as of November 29, 1995, by and among Inland Production Company, a Texas corporation (herein called "Grantor"), TCW DR IV Royalty Partnership, L.P. (herein called "Grantee"), and TCW (as defined below).

                             RECITALS

      1.  Grantor, TCW, Trust Company of the West, as Agent, and
TCW Asset Management Company, as Collateral Agent have entered into that certain Credit Agreement of even date herewith, pursuant to which the parties contemplate that Advances shall be made by TCW to Grantor.

    2. In consideration of TCW's commitments to make Advances under the Credit Agreement and in order to satisfy one of the conditions precedent to the making of such Advances, Grantor is entering into this Agreement.

    NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor, Grantee and TCW hereby agree as follows:

                            ARTICLE I

    Section 1.1. Defined Terms and References. As used herein and in Schedules 1 and 2 hereto, the terms "Agreement," "Grantee," and "Grantor" have the meanings given them above. Reference is hereby made to the Credit Agreement (as defined below) for all purposes, and terms which are defined therein shall (unless otherwise defined herein) have the same meanings when used herein and in Schedule 1 and Schedule 2 hereto. For the purposes of this Agreement, the following additional terms shall have the following meanings:

    "16% IRR" has the meaning given such term in Schedule 1 hereto. Schedule 1 hereto also defines when a 16% IRR has been "achieved."

    "22% IRR" has the meaning given such term in Schedule 2 hereto. Schedule 2 hereto also defines when a 22% IRR has been "achieved."

    "Burdened Interest" has the meaning given such term in the Conveyance.

    "Credit Agreement" means that certain Credit Agreement dated of even date herewith, as from time to time amended, supplemented or restated, among Grantor, TCW, Agent and Collateral Agent. After termination of such Credit Agreement, "Credit Agreement" shall mean such Credit Agreement as last in effect prior to its termination.

    "Conveyance" means any instrument, substantially in the form of Exhibit A, pursuant to which Grantor hereafter conveys to Grantee a seven percent (7%) gross overriding royalty interest
(subject to adjustment as provided herein and therein).

    "Cumulative Disbursements" means all Advances and all other amounts advanced or expended by Grantee or TCW which Grantor is obligated to repay or reimburse under the Credit Agreement or any Transaction Document.

    "Final Date" means 7:00 a.m., local time, at the respective location of each of the properties covered by a Conveyance, on the first day of the first calendar month following the earliest calendar month during which a 22% IRR (calculated as provided in Schedule 2 hereto) has been achieved.

    "Loan Payout Date" means 7:00 a.m., local time, at the respective location of each of the properties subject to the Conveyance, on the first day of the first calendar month following the payment of all principal and interest owing on the Notes.

    "Payout Revenues" means all revenues and other payments received by Grantee or TCW pursuant to any Transaction Documents, including (a) the financing fee payable under Section 2.5 of the Credit Agreement and (b) any amount received by Grantee in connection with a sale or other disposition of any Royalty or any interest therein; provided, however, that, (i) except for amounts to be included in Payout Revenues pursuant to Section 3.6 hereof, Payout Revenues shall not include any purchase price or other compensation received in connection with any sale or other disposition of the Notes or any interest therein, and (ii) Payout Revenues shall not include any Permissible Charges.

    "Recalculation Date" means 7:00 a.m., local time, at the respective location of each of the properties subject to a Conveyance, on the first day of the first calendar month following the earliest calendar month during which a 16% IRR (calculated as provided in Schedule 1 hereto) has been achieved.

    "Royalty" means any gross overriding royalty interest granted
(or purported to be granted) under any Conveyance.

    "Smith" means Randall D. Smith or any of his successors or assigns to the ownership of the Smith Properties or to the ownership of the Smith Warrants.

    "Smith Properties" means the wells and leases farmed out to Randall D. Smith by Parent and Grantor pursuant to that certain
Farmout Agreement dated July 1, 1995.

    "Smith Transaction" means either the occurrence of all of the transactions and events described in the following subparagraph
(a) or the occurrence of all of the transactions and events described in the following subparagraph (b):

      (a) the acquisition, effective on or before the date such acquisition is consummated, of all of the Smith Properties by Grantor (either directly from Randall D. Smith or by capital contribution to Grantor from Parent) in consideration of the issuance by Parent of shares of Parent's common stock (and for no other consideration), and the delivery by Grantor to Grantee of a Conveyance burdening all such Smith Properties.

      (b) the exercise by Smith of all Smith Warrants, the receipt by Parent of all cash proceeds payable under the Smith Warrants upon such exercise, the contribution of all such cash by Parent to Grantor, and the application of all such cash by Grantor to the payment or prepayment of the Loan.

    "Smith Warrants" means the "Warrants" (as defined therein) held by Smith under that certain Warrant Certificate dated as of November 22, 1995, issued by Parent to Randall D. Smith.

    "Tamco" means TCW Asset Management Company, a California corporation.

    "TCW" means, collectively, (a) Trustco, as Trustee of the TCW Debt and Royalty Fund IVA established pursuant to a Declaration of Trust executed December 31, 1992 ("Fund IVA"); (b) Tamco, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of June 1, 1993 among The Trustees of Columbia University in the City of New York, Tamco and Trustco ("Columbia Fund"); (c) Tamco, as Investment Manager under the Investment Management Agreement dated as of March 1, 1993 between The Board of Trustees of The Leland Stanford Junior University and Tamco ("Leland Stanford Fund"); (d) TCW DEBT and ROYALTY FUND IVB, A CALIFORNIA LIMITED PARTNERSHIP ("Fund IVB"); (e) Tamco, as Investment Manager under the Investment Management Agreement dated as of June 8, 1993 between the Searle Trusts Limited Partnership X, a Delaware limited partnership (the "Searle Partnership X"), Harris Trust and Savings Bank, as Custodian for the Searle Partnership X, and Tamco ("Searle Fund"); (f) Tamco, as Investment Manager under the Investment Management Agreement dated as of June 8, 1993, between the John G. Searle Charitable Trusts Partnership, a Delaware limited partnership (the "Searle Charitable Partnership"), Harris Trust and Savings Bank, as Custodian for the Searle Charitable Partnership, and Tamco ("Charitable Trust Fund"); (g) TCW DEBT AND ROYALTY FUND IVC, A CALIFORNIA LIMITED PARTNERSHIP ("Fund IVC"); (h) Tamco, as Investment Manager under the Investment Management Agreement dated as of December 31, 1993 between Delta Air Lines, Inc. and Tamco ("Delta Master Fund"); and (i) Tamco, as Investment Manager under the Investment Management and Custody Agreement dated as of April 26, 1994 among The City and County Employees' Retirement System of San Francisco, Tamco and Trustco ("San Francisco Fund").

    "TCW Funds" means Fund IVA, Columbia Fund, Leland Stanford
Fund, Fund IVB, Searle Fund, Charitable Trust Fund, Fund IVC,
Delta Master Fund and San Francisco Fund.

    "Trustco" means Trust Company of the West, a California trust company.

    Section 1.2. Adjustment for Certain Prepayments. For the purpose of determining when the Recalculation Date and then the Final Date occurs, Payout Revenues shall be treated as received when the same are actually received, except that if any optional prepayment of principal of the Notes (i.e., any payment other than (i) payments required under Sections 2.6, 2.7 or 7.1 of the Credit Agreement or (ii) payments made from the proceeds of the Smith Warrants as contemplated herein in the definition of "Smith Transaction") is made before November 30, 1997, then for the purpose of such determination such payment shall be deemed made on November 30, 1997.

                            ARTICLE II

    Section 2.1. Conveyances. With respect to any oil or gas properties or interests (not to include the Smith Properties until such time, if ever, as Grantor acquires the Smith Properties, either directly from Randall D. Smith or by capital contribution to Grantor from Parent) now owned or hereafter acquired by Grantor at any time during the period prior to termination of the Credit Agreement (and whether or not any Advance is then being made under the Credit Agreement), Grantor shall promptly execute and deliver to Grantee a Conveyance burdening all such properties and interests, with any necessary or appropriate modification to take into account requirements of applicable state or other law.

    Section 2.2. Initial Adjustment. Effective as of the Recalculation Date, the "ORRI Percentage" (as defined in the Conveyance) shall be reduced from seven percent (7%) to three percent (3%) if (and only if) both of the following conditions are satisfied on the Recalculation Date:

      (a) a Smith Transaction has been completed on or before March 20, 1997, and

      (b) no Event of Default has occurred at any time on or prior to the Loan Payout Date.

If either of such conditions has not been met on the Recalculation Date, then the ORRI Percentage shall not be reduced as of the Recalculation Date but instead shall remain at seven percent (7%) until the Final Date. In the event the ORRI Percentage is adjusted downward to 3% as of the Recalculation Date, Grantee agrees to execute, within sixty (60) days after Grantor and Grantee mutually determine that the Recalculation Date has been reached, an instrument, in recordable form, that properly evidences that, effective as of the Recalculation Date, the Royalties have been so reduced.

    Section 2.3. Final Adjustment. Effective as of the Final Date, the ORRI Percentage shall be reduced to zero, and all of the Royalties then owned by Grantee under the Conveyance(s) shall likewise be reduced to zero, being thus effectively and automatically extinguished. Within sixty (60) days after Grantor and Grantee mutually determine that the Final Date has been reached, Grantee shall execute an instrument, in recordable form, that properly evidences that the Royalties have been extinguished, effective as of the Final Date.
                           ARTICLE III

    Section 3.1. Representations and Warranties. Grantor hereby remakes, for the benefit of Grantee, all representations and warranties made by Grantor to TCW in the Credit Agreement.

    Section 3.2. Payments. For so long as less than four Persons make up the "Grantee" under any Conveyance, Grantor will pay each amount owing to Grantee under such Conveyance by wire transfer of immediately available funds to such bank account as Grantee shall from time to time specify in writing at least five business days prior to the effective date for any such change of accounts. Grantee hereby specifies the following account as the initial account to which such wire transfers shall be made:

      Sanwa Bank, Monterrey Park, California
      ABA# 122003516
      Account 4001030
      TCW DR IV Royalty Partnership, L.P.

    If the interest of Grantee under any Conveyance shall ever be owned by more than four Persons, such Persons shall designate one Person as their representative to distribute payments or to deliver and receive all communications on their behalf. Grantor shall never be obligated to distribute payments or to deliver or receive communications under any Conveyance to or from more than four Persons.

    Section 3.3. Covenants Until Loan Payout. To induce Grantee to enter into this Agreement and TCW to enter into the Credit Agreement, Grantor warrants, covenants and agrees that, during the period from the date hereof until the Loan Payout Date (unless Grantee has previously agreed otherwise), Grantor will perform for the benefit of Grantee all of Grantor's covenants and obligations under the Loan Documents, all as fully as if they were expressly set out herein for the benefit of Grantee. For so long as the Credit Agreement and Mortgages are in effect and applicable to any property or interest subject to a Conveyance, compliance by Grantor with its obligations under the Credit Agreement and under such Mortgage shall be deemed to constitute compliance by Grantor under Article V of such Conveyance.

    Section 3.4. Covenants Until 22% IRR. To induce Grantee to enter into this Agreement and TCW to enter into the Credit
Agreement, Grantor warrants, covenants and agrees that during the period from the Loan Payout Date until a 22% IRR has been achieved (unless Grantee has previously agreed otherwise):

    (a) If any Person ever challenges or attacks (i) the validity or priority of this Agreement or any Conveyance or of any rights, titles, or interests created or evidenced hereby or thereby or (ii) the title of Grantor to any property or interest subject to any Conveyance or of Grantee to all or any part of any Royalty, then upon learning thereof Grantor will give prompt written notice thereof to Grantee and at Grantor's own cost and expense will diligently endeavor to defeat such challenge or attack and to cure any defect that may be developed or claimed, and Grantor will take all necessary and proper steps for the defense of any legal proceedings with respect thereto, including the employment of counsel to represent Grantor, the prosecution or defense of litigation, and the release or discharge of all adverse claims. Grantee (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the Conveyances and the rights, titles, and interests created or evidenced hereby or thereby, including the employment of independent counsel to represent Grantee, the prosecution or defense of litigation, the compromise or discharge of any adverse claims made with respect to any Royalty, the purchase of any tax title and the removal of prior liens or security interests, and all expenditures so made of every kind and character shall be paid on demand by Grantor to Grantee and shall bear interest from the date demanded until paid at the Late Payment Rate.

    (b) Grantor will, on request of Grantee, (i) promptly correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment hereof or of any Conveyance, (ii) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes hereof and of the Conveyances and to more fully identify and make subject to the Conveyances any property intended to be covered thereby, including any renewals, additions, substitutions, or replacements of the properties and interests subject (or intended to be subject) thereto; and (iii) execute, acknowledge, deliver, and file or record any document or instrument reasonably requested by Grantee to protect its rights, title and interests hereunder and under the Conveyances against the rights or interests of third Persons. Grantor shall reimburse Grantee within thirty (30) days after written demand all costs connected with any of the foregoing to the extent paid or incurred by Grantee, and such costs shall bear interest after expiration of such thirty (30) days until paid at the Late Payment Rate.

    (c) Grantor will at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements and reports to Grantee at Grantor's expense:

      (i) As soon as available, and in any event within ninety days after the end of each Fiscal Year, complete Consolidated and Consolidating financial statements of Grantor (or of Parent, if Grantor is then a Subsidiary of Parent), together with all notes thereto and prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by Grantor (or Parent), stating that such financial statements have been so prepared. These financial statements shall contain a balance sheet as of the end of such Fiscal Year and statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

      (ii) As soon as available, and in any event within forty-five days after the end of each Fiscal Quarter, complete
    Consolidated and Consolidating financial statements of Grantor (or of Parent, if Grantor is then a Subsidiary of Parent), consisting of a balance sheet as of the end of such Fiscal Quarter and statements of earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP (subject to minor changes resulting from normal year-end and audit adjustments).

      (iii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its partners or stockholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

      (iv) By March 1 following the end of each Fiscal Year, an engineering report prepared as of the end of such Fiscal Year by Ryder Scott Company, or other independent petroleum engineers chosen by Grantor and acceptable to Grantee, concerning the properties and interests subject to any Conveyance. The report (1) shall separately report on Proved Producing Reserves, Proved Developed Nonproducing Reserves, Proved Undeveloped Reserves and Probable Reserves and separately calculate the NPV of each such category of Proved Reserves (and the similar net present value of such Probable Reserves) both for Borrower's and Royalty Assignee's collective interests and for their separate interests,
    (2) shall use TCW Pricing and a 10% discount factor,
    (3) shall take into account Grantor's actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs,
    (4) shall identify and take into account any "over-produced" or "under-produced" status under gas balancing arrangements, and (5) shall otherwise be in form and substance satisfactory to Grantee. If the report also covers properties and interests which are not subject to any Conveyance, it shall distinguish those properties and interests treated in the report which are subject to the Conveyances.

    (d) Grantor will furnish to Grantee any information which Grantee may from time to time request concerning any covenant, provision or condition of this Agreement or the Conveyances or any matter or records in connection herewith or therewith or in connection with the operation of, reserve engineering for, production from, or accounting for the properties and interests subject to any Conveyance. Grantor will permit representatives appointed by Grantee (including independent accountants, agents, attorneys, appraisers and any other Persons) upon reasonable notice to visit and inspect any of such properties and interests and Grantor's books and records pertaining thereto, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and shall further permit Grantee or its representatives to investigate and verify the accuracy of the information furnished to Grantee in connection with this Agreement and the Conveyances and to discuss all such matters with its officers, employees and representatives. Grantee agrees that it will take all reasonable steps to keep confidential any confidential or proprietary information given to it by Grantor, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain,
(ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency, or any regulatory authority (whether or not governmental), (iii) is disclosed to TCW or to the Affiliates, auditors, attorneys, or agents of Grantee or TCW (it being understood that any such disclosees shall be bound by the same confidentiality requirements as Grantee), (iv) is furnished to any purchaser or prospective purchaser of the Royalties provided that such Persons agree to keep any such information confidential to the same extent as Grantee is so required, or (v) is disclosed by Grantee in the course of collecting the Royalties or enforcing its rights under the Transaction Documents following any default or breach thereunder by Grantor or any Affiliate of Grantor.

    (e)  Grantor will promptly notify Grantee of:

      (i) any material adverse change in the value of the Royalties or in the ability of Grantor to fulfill its obligations hereunder or under any Conveyance;

      (ii) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws, or any other material adverse claim, which may be asserted with respect to any properties and interests subject to any Conveyance; and

      (iii) the filing of any suit or proceeding against Grantor in which an adverse decision could have an adverse effect upon the value of any Royalty.

    (f) Whether or not the transactions contemplated by this Agreement are consummated, Grantor will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all third party costs and expenses incurred by or on behalf of Grantee (including reasonable attorneys' fees) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement or any Conveyance and any and all consents, waivers or other documents or instruments relating hereto or thereto, (ii) the filing, recording, refiling and re-recording of any Conveyance or any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms hereof or of any Conveyance, (iii) any other action reasonably required in the course of administration of this Agreement or any Conveyance, and
(iv) the defense or enforcement of this Agreement or any Conveyance or the defense of Grantee's exercise of its rights hereunder or thereunder.

    (g) If Grantor fails to pay any taxes, insurance premiums, delay rentals, lease maintenance costs, attorneys' fees or other expenses or amounts it is required to pay hereunder or under any Conveyance, Grantee may pay the same after giving prior notice thereof to Grantor. Grantor shall immediately reimburse Grantee for any such payments and each amount paid by Grantee shall constitute an obligation owed under this Agreement which is due and payable on the date such amount is paid by Grantee.

    (h) Grantor hereby promises to pay interest to Grantee at the Late Payment Rate on all obligations which Grantor has in this Agreement promised to pay (including obligations to pay fees or to reimburse or indemnify Grantee) and which are not paid when due. Such interest shall accrue from the date such obligations become due until they are paid.

    Section 3.5. Indemnity. Grantor hereby ratifies and confirms to Grantee the indemnification obligations undertaken by Grantor under Section 7.3 of the Credit Agreement (which obligations are for the benefit of, among others, Grantee and its directors, officers, agents, trustees, managers, attorneys, employees, representatives and affiliates). Grantor expressly acknowledges that all of its obligations under Section 7.3 of the Credit Agreement will, as provided in Section 8.7 of the Credit Agreement, survive the termination of the Credit Agreement and will also survive the termination of this Agreement and of all Conveyances.

    Section 3.6. Royalty Right to Join in Sales. Grantor acknowledges and agrees that, during the term of any Mortgage, the properties subject thereto cannot be sold without TCW's or Collateral Agent's consent, which they may give or withhold in their sole and absolute discretion. Whenever such consent is given (or the Mortgages have been terminated) and Grantor has, and intends to take, the opportunity to sell any part of its interest (in this section called a "Sold Working Interest") in any properties and interests subject to any Conveyance, Grantor shall take all necessary action to insure that Grantee has the opportunity to sell that portion of Grantee's Royalty under such Conveyance which burdens the properties and interests to be sold (in this section called a "Sold Royalty") as a part of such transaction and at a price which is as favorable as that available to Grantor (taking into consideration that such Sold Royalty is a cost free interest). Grantor shall give Grantee at least thirty (30) days notice of any such potential sale (or of any material modification in the terms of any sale of which such a notice was previously given). Grantee has no obligation to participate in or consent to any such transaction or otherwise to sell all or any part of any Royalty, but if Grantee does participate in any such transaction:

    (a) Regardless of any purchase price allocations made by the purchaser in such sale to the Sold Working Interest and the Sold Royalty, Grantor and Grantee shall divide between themselves the aggregate purchase price received by both, net of costs of sale and any taxes (other than income taxes, which shall be the separate obligations of Grantor and Grantee), with Grantor receiving A/C and Grantee receiving B/C, where:

         A equals the NPV (reduced by application of the risk factors and methodology described in clauses (a), (b) and (c) in the definition of Modified NPV in the Credit Agreement) attributable to the Sold Working Interest, as reasonably derived by Grantee from the then most recent independent engineering report furnished under Section 5.1(b) of the Credit Agreement or under Section 3.4(d) of this Agreement,

         B equals the NPV (reduced by application of the risk factors and methodology described in clauses (a), (b) and (c) in the definition of Modified NPV in the Credit Agreement) attributable to the Sold Royalty, as reasonably derived by Grantee from the then most recent independent engineering report furnished under Section 5.1(b) of the Credit Agreement or under Section 3.4(d) of this Agreement, taking into account that the Sold Royalty shall not be reduced by any costs and expenses burdening the Sold Working Interest other than the "Permissible Charges" allowed under the Conveyances, and

         C equals the sum of A plus B.

    (b) The amount which Grantee receives from such division of the Purchase Price shall be included in Payout Revenues.

                                 ARTICLE IV

    Section 4.1.  Waivers and Amendments; Acknowledgments.

    (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by Grantee in exercising any right, power or remedy which it may have under any of the Transaction Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Grantee of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Transaction Document and no consent to any departure therefrom shall ever be effective against Grantee unless it is in writing and signed by Grantee (or in the case of a Loan Document, by TCW or by Collateral Agent), and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Transaction Documents set forth the entire understanding and agreement of the parties hereto and thereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no modification or amendment of or supplement to this Agreement or the other Transaction Documents shall be valid or effective unless the same is in writing and signed by Grantor (or in the case of a Loan Document, by TCW or by Collateral Agent).

    (b) Acknowledgements and Admissions. Grantor hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Transaction Documents to which it is a party,
(ii) it has made an independent decision to enter into this Agreement and the other Transaction Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Grantee, TCW or Collateral Agent, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Transaction Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Grantee, TCW or Collateral Agent as to the Transaction Documents except as expressly set out in this Agreement or in another Transaction Document delivered on or after the date hereof, (iv) neither Grantee nor TCW nor Collateral Agent owes any fiduciary duty to Grantor with respect to any Transaction Document or the transactions contemplated thereby, (v) the relationship pursuant to the Transaction Documents between Grantor, on one hand, and Grantee, on the other hand, is and shall be solely that of a grantor and grantee, respectively, of overriding royalty interests, (vi) no partnership or joint venture exists with respect to the Transaction Documents between Grantor and Grantee,
(vii) Grantee will determine in its sole and absolute discretion and for its own reasons how to exercise its rights and remedies under the Transaction Documents, (viii) without limiting any of the foregoing, Grantor is not relying upon any representation or covenant by Grantee, TCW, or Collateral Agent, or any representative thereof, and no such representation or covenant has been made, that Grantee, TCW or Collateral Agent will, at any time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Transaction Documents with respect to any breach or default thereunder or any other provision of the Transaction Documents, and (ix) Grantee has relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to accept the Conveyances.

    Section 4.2. Survival of Agreements; Cumulative Nature. All of the various representations, warranties, covenants and agreements of Grantor and Grantee in this Agreement and the Conveyances shall survive the execution and delivery of this Agreement and the various Conveyances and the performance hereof and thereof. The representations, warranties, and covenants made by the Related Persons or by Grantee in the Transaction Documents, and the rights, powers, and privileges granted to the Related Persons or to Grantee, TCW and Collateral Agent in the Transaction Documents, are cumulative, and, except for expressly specified waivers and consents, no Transaction Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to the Related Persons, Grantee, TCW or Collateral Agent of any such representation, warranty, covenant, right, power or privilege.

    Section 4.3. Notices. All notices, requests, consents, demands and other communications required or permitted under this Agreement or any Conveyance shall be in writing and shall be deemed sufficiently given or furnished if delivered by Personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Grantor at the address of Grantor specified on the signature pages hereto and to Grantee at both of the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of Personal delivery or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail. Grantee's addresses are:

    TCW DR IV Royalty Partnership, L.P.
    c/o Trust Company of the West
    865 South Figueroa
    Los Angeles, California  90017
    Attention: Arthur R. Carlson

    Telephone: (213) 244-0053
    Telecopy:  (213) 244-0604

    TCW DR IV Royalty Partnership, L.P.
    c/o TCW Asset Management Company
    2175 First Interstate Bank Plaza
    1000 Louisiana
    Houston, Texas  77002

    Attention: William K. White
    Telephone: (713) 615-7416
    Telecopy:  (713) 615-7460

    With a copy to:

    Thompson & Knight, P.C.
    1700 Pacific Avenue, Suite 3300
    Dallas, Texas  75201

    Attention:  John Rain
    Telephone:  (214) 969-1700
    Telecopy:   (214) 969-1751

    Section 4.4. Parties in Interest. All grants, covenants and agreements contained herein and in the Conveyances shall bind and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. Notwithstanding the foregoing, until the Final Date, Grantor shall not convey, mortgage, assign, exchange, transfer or otherwise dispose of all or any portion of its interest in the Burdened Interest without first obtaining the written consent of Grantee, which consent may be granted or withheld in the sole and absolute discretion of Grantee at any time prior to the Recalculation Date, but which consent may not unreasonably be withheld at any time between the Recalculation Date and the Final Date.

    Section 4.5. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A CONVEYANCE, THIS AGREEMENT AND THE CONVEYANCES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES OF AMERICA (WITHOUT REGARD TO CALIFORNIA PRINCIPLES OF CONFLICTS OF
LAW).

GRANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND THE COUNTY OF LOS ANGELES AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY CONVEYANCE BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    Section 4.6. Severability. If any term or provision of this Agreement or any Conveyance shall be determined to be illegal or unenforceable all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

    Section 4.7. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

    SECTION 4.8. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. EACH OF GRANTOR AND GRANTEE HEREBY (a) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. GRANTOR HEREBY REPRESENTS AND ACKNOWLEDGES THAT IT IS A "BUSINESS CONSUMER" FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF CREDIT TRANSACTIONS GENERALLY AND OF THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS IN PARTICULAR, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE PARTIES TO AND THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS; GRANTOR HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (OTHER THAN SECTION 17.555 THEREOF), AS FROM TIME TO TIME AMENDED.

    IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

GRANTOR:                INLAND PRODUCTION COMPANY


    By:
       Kyle R. Miller
       President

    Address:

    475 17th Street, Suite 1500
    Denver, Colorado  80202
    Attention:  Kyle R. Miller

    Telephone:  (303) 292-0900
    Telecopy:   (303) 296-4070


GRANTEE:                TCW DR IV ROYALTY PARTNERSHIP, L.P.

    By:                 TCW ROYALTY COMPANY IV,
                        Managing Partner

                        By:
                           Arthur R. Carlson
                           Managing Director

                        By:
                           William K. White
                           Senior Vice President

TCW:                    TRUST COMPANY OF THE WEST, a California
                        trust company, as Trustee of TCW Debt &
                        Royalty Fund IVA



    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, a
    California corporation, as Investment
    Manager pursuant to the Investment
    Management and Custody Agreement dated
    as of June 1, 1993, with The Trustees of
    Columbia University in the City of New
    York and Trust Company of the West


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, a
    California corporation, as Investment
    Manager under the Investment Management
    Agreement dated as of March 1, 1993 with The Board of Trustees of The Leland
    Stanford Junior University


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, as
    Investment Manager under the Investment
    Management Agreement dated as of June 8,
    1993 between the Searle Trusts Limited
    Partnership X, Harris Trust and Savings
    Bank, and TCW Asset Management Company


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, a
    California corporation, as Investment
    Manager pursuant to the Investment
    Management and Custody Agreement dated
    April 26, 1994, with The City and County
    Employees' Retirement System of San
    Francisco, TCW Asset Management Company
    and Trust Company of the West


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW DEBT AND ROYALTY FUND IVB, a
    California limited partnership

    By:                 TCW Asset Management Company, a
                        California corporation, as General
                        Partner


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President

    TCW ASSET MANAGEMENT COMPANY, as
    Investment Manager under the Investment
    Management Agreement dated as of June 8,
    1993 between the John G. Searle
    Charitable Trusts Partnership, Harris
    Trust and Savings Bank, and TCW Asset
    Management Company


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW ASSET MANAGEMENT COMPANY, as
    Investment Manager under the Investment
    Management Agreement dated as of
    December 31, 1993 with Delta Air Lines,
    Inc.


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    TCW DEBT AND ROYALTY FUND IVC, a
    California limited partnership

    By:                 TCW Asset Management Company, a
                        California corporation, as General
                        Partner


    By:
       Arthur R. Carlson
       Managing Director


    By:
       William K. White
       Senior Vice President


    Common Address for Grantee and TCW:

                        c/o Trust Company of the West
                        865 South Figueroa
                        Los Angeles, California 90017